Exhibit 99.1

Invitae Reports 169% Revenue Growth Driven by 150% Growth in Volume in First Quarter 2018

-- Raising annual volume and revenue guidance --
-- Q1 2018 gross profit of $9.6M up from $1.0M in Q1 2017 --
-- Management hosting conference call and webcast today at 4:30pm Eastern/1:30pm Pacific --

SAN FRANCISCO, May 9, 2018 – Invitae Corporation (NYSE: NVTA), one of the fastest growing genetics companies, today announced financial and operating results for the first quarter ended March 31, 2018. Based on the growing momentum in test volume and substantial revenue growth, the company is increasing its volume guidance from accessioning 250,000 samples to accessioning more than 275,000 samples in 2018. Additionally, the company is raising its revenue guidance from at least $120 million to more than $130 million in 2018.

“Given the investments we’ve made in content and customer experience, we are now poised to become the leading provider of genetic information, as well as the partner of choice for therapeutics companies and others in the broader healthcare continuum,” said Sean George, co-founder and chief executive officer of Invitae. “With the resources, team and capital we have today, we have demonstrated the capability to disrupt the genetic information landscape, and we now plan to drive operating and financial leverage across the business and meaningfully reduce our cash burn by 40 to 50% as we exit 2018.”

First Quarter 2018 Results

●	Accessioned more than 64,000 samples in the first quarter of 2018, a 22% sequential increase over the fourth quarter of 2017 and a 150% increase over the 26,000 samples in the first quarter of 2017.
●	Generated revenue of $27.7 million in the first quarter of 2018, a 9% sequential increase over the fourth quarter of 2017 and a 169% increase over the first quarter of 2017 revenue of $10.3 million.
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Reduced the average cost per sample to less than $280 in the first quarter of 2018, representing a 13% sequential reduction from the fourth quarter of 2017 and a 22% reduction from a $360 average cost per sample in the first quarter of 2017.

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Achieved positive gross profit of $9.6 million in the first quarter of 2018 compared to a positive gross profit of $8.3 million in the fourth quarter of 2017, and $1.0 million gross profit in the first quarter of 2017.

Total operating expenses for the first quarter of 2018, excluding cost of goods sold, were $46.1 million compared to $28.3 million in the first quarter of 2017. For the first quarter of 2018, Invitae reported a net loss of $36.1 million, or a $0.66 loss per share, compared to a net loss of $26.9 million in the first quarter of 2017, or a $0.64 loss per share.

Cash used in operating activities in the three months ended March 31, 2018 was $32.9 million, compared to $22.0 million in the same period in 2017. At March 31, 2018, cash, cash equivalents, restricted cash and marketable securities totaled $60.6 million. Subsequent to the quarter’s close, Invitae raised $53.5 million in net proceeds from an equity offering and has access to $20 million additional debt, bringing total available capital to more than $130 million.

Recent Highlights

●	Made significant progress integrating recent acquisitions.
○	Trained and deployed combined and expanded sales team to effectively deliver comprehensive test menu.
○	Invested in lab build-out to transfer reproductive health technology to San Francisco to support continued volume growth.
○	Integrated billing operations onto single platform.
●	Expanded biopharma partnerships to more than 20 in Invitae’s network, connecting patients and clinicians to treatments, clinical trials, support and advocacy groups, and research programs.

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A new program with Biogen to offer genetic testing at no-charge to patients suspected of having or clinically diagnosed with spinal muscular atrophy (SMA), a rare, progressive, genetic, neuromuscular disease.

○	An expanded partnership with Sarepta Therapeutics, Inc. to assist clinicians in identifying Duchenne muscular dystrophy (DMD) patients eligible for Sarepta’s clinical trials.
○	New collaborations with five leading rare and ultra-rare disease advocacy groups, now part of the Invitae network.

■	No Stomach For Cancer launched the Global Gastric Cancer Registry, a program that enables patients, advocates, clinicians and researchers to share and access secure data on stomach cancers.
■	The Bow Foundation initiated a patient network for individuals with GNAO1 disorders, an ultra-rare pediatric genetic disorder causing developmental delays and neurological symptoms.
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The National Tay Sachs & Allied Diseases Association (NTSAD) started a program to gather data on the GM2 Gangliosidoses, such as Tay Sachs disease and Sandhoff disease, rare neurodegenerative lysosomal disorders.

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The RASopathies Network launched a network aimed at gathering information across a number of rare genetic conditions associated with genetic variants in the Ras-MAPK pathway that cause developmental delays, heart defects and neurologic problems.

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The Spastic Paraplegia Foundation created a network for families impacted by Hereditary Spastic Paraplegia or Primary Lateral Sclerosis, a group of rare primary upper motor neuron disorders that cause progressive spasticity (stiffness) and weakness of the leg and hip muscles.

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Presented data at the American College of Medical Genetics (ACMG) annual meeting showing proactive genetic health screening reveals medically significant findings for a substantial portion of patients. Additionally, secondary findings identified through genetic testing provide a substantial yield of actionable risk factors for disease.

●	Announced a collaboration with KEW, Inc. to develop comprehensive genomic profiling solutions to combine the benefit of germline and somatic information for the treatment of cancer.

Webinar and Conference Call Details
Management will host a conference call and webcast today at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss financial results and recent developments. The dial-in numbers for the conference call are (866) 393-4306 for domestic callers and (734) 385-2616 for international callers, and the reservation number for both is 9158119. Following prepared remarks, management will respond to questions from investors and analysts, subject to time limitations.

The live webcast of the call may be accessed by visiting the investors section of the company’s website at ir.invitae.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company’s website.

About Invitae
Invitae Corporation (NYSE: NVTA) is a genetics company whose mission is to bring comprehensive genetic information into mainstream medical practice to improve the quality of healthcare for billions of people. Invitae’s goal is to aggregate most of the world’s genetic tests into a single service with higher quality, faster turnaround time and lower prices.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s future financial performance and estimated guidance for 2018, including with respect to volume and revenue; the company’s belief that it is poised to become the leading provider of genetic information and partner of choice; that the company has demonstrated the capability to disrupt the genetic information landscape with its resources, team and capital; and that the company will begin to see operating and financial leverage across the business and reduced cash burn by the end of 2018. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to:  the company’s history of losses; the company’s ability to compete; the company’s failure to manage growth effectively; the company’s need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the Company’s failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; the company’s ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to the company’s business; and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2017. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Invitae Corporation

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2018	2017
	(Unaudited)
Revenue:
Test revenue	$27,053	$9,695
Other revenue	618	643
Total revenue	27,671	10,338
Costs and operating expenses:
Cost of test revenue	18,076	9,329
Research and development	15,366	10,023
Selling and marketing	18,924	11,572
General and administrative	11,780	6,751
Total costs and operating expenses	64,146	37,675
Loss from operations	(36,475)	(27,337)
Other income (expense), net	1,647	(691)
Interest expense	(1,292)	(322)
Net loss before taxes	(36,120)	(28,350)
Income tax benefit	—	(1,422)
Net loss	$(36,120)	$(26,928)
Net loss per share, basic and diluted	$(0.66)	$(0.64)
Shares used in computing net loss per share, basic and diluted	54,381,751	42,318,136

Invitae Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,443	$12,053
Marketable securities	36,526	52,607
Accounts receivable	21,490	10,422
Prepaid expenses and other current assets	12,756	11,599
Total current assets	89,215	86,681
Property and equipment, net	30,307	30,341
Restricted cash	5,406	5,406
Marketable securities, non-current	225	5,983
Intangible assets, net	34,264	35,516
Goodwill	46,972	46,575
Other assets	1,999	576
Total assets	$208,388	$211,078
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,109	$8,606
Accrued liabilities	26,257	22,742
Capital lease obligation, current portion	1,879	2,039
Total current liabilities	35,245	33,387
Capital lease obligation, net of current portion	2,895	3,373
Debt	58,554	39,084
Other long-term liabilities	9,734	13,440
Total liabilities	106,428	89,284
Stockholders’ equity:
Common stock	5	5
Accumulated other comprehensive loss	(160)	(171)
Additional paid-in capital	525,592	520,558
Accumulated deficit	(423,477)	(398,598)
Total stockholders’ equity	101,960	121,794
Total liabilities and stockholders’ equity	$208,388	$211,078

The condensed, consolidated balance sheet at December 31, 2017 has been derived from the audited consolidated financial statements at that date included in the company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Source: Invitae Corporation

Contact:

Laura D’Angelo

ir@invitae.com

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